UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

GEE GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150. Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 630-954-0400

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	JOB	NYSE MKT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, the Board of Directors (the “Board”) of GEE Group, Inc. (the “Company”) appointed Messrs. Carl Camden, Matthew Gormly and Thomas Vetrano to serve as members of the Board, effective immediately.

Carl Camden, the former president and chief executive officer and director of global staffing giant Kelly Services® (NASDAQ: KELYA, KELYB) (“Kelly”) from February 2006 to May 2017, is a recognized leader in the use of contingent on-demand labor, talent management and how companies can adapt and succeed in the “gig economy”. He is currently President of IPSE – The Association of Independent Professionals and the Self-Employed. Mr. Camden has been a senior executive for companies in various industries and served as a tenured university professor. In addition, Mr. Camden serves on the Board of Trustees of The Conference Board, as well as Co-Chair of the Policy & Impact Committee for the Committee for Economic Development. He also serves on the Board of Directors of TopBuild, a leading installer and distributor of insulation products in the U.S. construction industry. Previously he has served on the board of directors for a regional branch of the Federal Reserve Bank of Chicago, the Labor Advisory Council for the Federal Reserve Bank, the Advisory Committee on Employee Welfare and Pension Benefits (ERISA Advisory Council) and the Board of Visitors of Duke University Fuqua School of Business. Mr. Camden was also a member of the Board of Trustees for the University of Detroit Mercy, the Detroit Medical Center Board and the Detroit Chamber Board. He has served on the American Staffing Association’s Board of Directors, and received awards from international workforce agencies for his significant contributions to improving the workforce development system. Carl has been featured in Business Week, The New York Times, Bloomberg, CNBC and numerous other media on topics ranging from labor force dynamics to health care reform. Mr. Camden has a bachelors degree and a PhD.

Matthew Gormly is a Founder and Managing Partner of ReynoldsGormly & Co, LLC (“ReynoldsGormly”), where he is responsible for origination and execution of capital markets opportunities and firm general management. Prior to ReynoldsGormly, Mr. Gormly played a leadership role in the growth and evolution of Wicks Capital Partners (“Wicks”), as a Managing Partner for 17 years before departing the firm in 2016. At Wicks, Mr. Gormly focused his energy on originating, acquiring, managing, growing and divesting its portfolio of control buyout investments. Mr. Gormly has extensive experience in all aspects of the investment process including developing investment theses, origination, acquisitions, strategic planning and divestitures. Additionally, Mr. Gormly was responsible for all financing activities, including acquisitions, add-ons, leveraged recaps and refinancing’s of portfolio companies. Previously, Mr. Gormly was a Managing Director at BCI Advisors, a middle market growth equity and control buyout investment firm where he was responsible for originating new investments, arranging financing for transactions and managing those investments through the sale processes. Mr. Gormly has been on the board of directors of over 25 companies spanning a 30-year period and has been responsible for over $1.5 Billion in financings for acquisitions, leveraged recaps, and re-financings over the course of his career. Mr. Gormly holds a B.A.and an MBA.

Thomas Vetrano has over 35 years of international business experience assisting various corporations, private equity firms and financial institutions in identifying and resolving complex business and operational issues associated with acquisitions and divestitures in addition to regulatory compliance and litigation matters. An internationally recognized expert in merger and acquisition, due diligence, he has directed a multitude of businesses in the due diligence process in support of over 500 global transactions across a wide range of industries and sectors. Mr. Vetrano was responsible for all Ramboll Environment and Health (“REH”) global business operations, including financial performance; strategic planning; finance and accounting; enterprise risk management; human resources; information technology and marketing and communications from 2014 to 2019. He participated in a management-led buyout of ENVIRON from its public company owner in 1999. During his executive leadership from 2004 to 2014, ENVIRON, a leading employee-owned environmental and health consultancy, grew from less than $100 million to over $300 million in revenue, expanding from 300 employees in the US and UK to over 1,600 employees in 25 countries. Following his direction of the sale of ENVIRON to REH in 2014, Mr. Vetrano was responsible for the overall post-merger business integration and was appointed to the REH senior global leadership team. Mr. Vetrano has been a chairman or speaker at numerous business conferences and seminars and has authored/co-authored publications on due diligence, environmental auditing, cost recovery litigation support, and related subjects. Mr. Vetrano served as a member of the REH Board of Directors, as well as numerous REH international statutory and governance Boards, from 2014 through 2019. He also served on the ENVIRON Board of Directors from 2000 through 2014 in both elected and appointed positions. During his board tenure, Mr. Vetrano chaired or served on the ethics, equity, executive compensation, and valuation committees. Mr. Vetrano has also served on the boards of several private, educational, and charitable organizations. Mr. Vetrano holds a bachelors degree and a masters degree.

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Messrs. Carl Camden Matthew Gormly and Thomas Vetrano have no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Messrs. Carl Camden, Matthew Gormly and Thomas Vetrano had, or will have, a direct or indirect material interest.

On March 30, 2020, Dr. Arthur B. Laffer resigned as a member of the Board of the Company, effective immediately. Dr. Laffer also ceased to be a member of the Audit Committee, the Compensation Committee and Nominating Committee of the Board. Dr. Laffer’s resignation did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices and was due to his time commitment related to his economic advisory responsibilities.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release issued by GEE Group Inc. dated April 3, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEE GROUP, INC.

Date: April 3, 2020	By:	/s/ Derek Dewan
Derek Dewan
Chief Executive Officer and Chairman of the Board

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